EXHIBIT 10.6
Execution Version

TWELFTH AMENDMENT
to
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among
VITAL ENERGY, INC.,
as Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
the Guarantors Signatory Hereto,
and
the Banks Signatory Hereto

TWELFTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Twelfth Amendment to Fifth Amended and Restated Credit Agreement (this “Twelfth Amendment”), dated as of May 8, 2024 (the “Twelfth Amendment Effective Date”), is among Vital Energy, Inc., a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto (including the New Bank referred to below); and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, the “Administrative Agent”).
Recitals
A.    The Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Existing Banks”) are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, including by and after giving effect to this Twelfth Amendment, the “Credit Agreement”), pursuant to which the Existing Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.
B.    Effective as of the Twelfth Amendment Effective Date, the parties hereto are entering into this Twelfth Amendment to, among other things, on the terms and subject to the conditions set forth herein:
(i)    add Fifth Third Bank, National Association as a Bank under the Credit Agreement (in such capacity, the “New Bank”) with an Applicable Revolving Commitment Percentage, a Maximum Credit Amount and an Elected Revolving Commitment in the amount shown opposite such New Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby);
(ii)    increase the Aggregate Elected Commitment Amount by $100,000,000 from $1,250,000,000 to $1,350,000,000;
(iii)    provide for a redetermination and reaffirmation of the Borrowing Base at $1,500,000,000 by the Required Banks, which redetermination and reaffirmation of the Borrowing Base shall constitute the Scheduled Redetermination of the Borrowing Base scheduled to occur on May 1, 2024 (or such date promptly thereafter as reasonably practicable); and
(iv)    amend certain terms of the Existing Credit Agreement as provided for in Section 2 hereof.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms. Each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Twelfth Amendment refer to sections of the Credit Agreement.
Section 2.Amendments to Existing Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Twelfth Amendment, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, the Existing Credit Agreement shall be amended effective as of the Twelfth Amendment Effective Date in the manner provided in this Section 2.
2.1    Amendments to Body of Existing Credit Agreement. The body of the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the marked copy of the Credit Agreement attached as Annex A hereto.
2.2    Replacement of Schedule 1 to Existing Credit Agreement. Schedule 1 to the Existing Credit Agreement is hereby replaced in its entirety with Schedule 1 hereto and Schedule 1 hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement and each Bank (including the New Bank) shall have the Maximum Credit Amount, Elected Revolving Commitment and Applicable Revolving Commitment Percentage set forth on Schedule 1 hereto.
Any signature page, schedule or exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Twelfth Amendment shall remain in effect without any amendment or other modification thereto.
Section 3.Spring 2024 Borrowing Base Redetermination and Aggregate Elected Commitment Amount Increase. In reliance on the representations, warranties, covenants and agreements contained in this Twelfth Amendment, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, (a) the Administrative Agent and the Required Banks hereby agree that effective as of the Twelfth Amendment Effective Date, the Borrowing Base shall be reaffirmed at $1,500,000,000 (the “Spring 2024 Borrowing Base Redetermination”) and continuing until the next Scheduled Redetermination, Interim Redetermination, or other adjustment to the Borrowing Base, whichever occurs first pursuant to the terms of the Credit Agreement and (b) the Borrower, the Administrative Agent and the Banks hereby agree that the Aggregate Elected Commitment Amount shall be increased from $1,250,000,000 to $1,350,000,000 effective as of the Twelfth Amendment Effective Date. The Borrower, the Administrative Agent and the Banks hereby further agree that the Spring 2024 Borrowing Base Redetermination provided for herein shall be deemed to be the Scheduled Redetermination of the Borrowing Base intended to be effective on or about May 1, 2024 as referenced in Section 2.07(b) of the Existing Credit Agreement and that this Twelfth Amendment constitutes the New Borrowing Base Notice with respect to such Scheduled Redetermination.

Section 4.Conditions Precedent (Twelfth Amendment). The effectiveness of this Twelfth Amendment (including the amendments set forth in Section 2 hereof, the redetermination and reaffirmation of the Borrowing Base set forth in Section 3 and the increase in the Aggregate Elected Revolving Commitment Amount set forth in Section 3) is subject to the satisfaction (or waiver) of each of the following conditions precedent:
4.1    Counterparts. The Administrative Agent shall have received counterparts of this Twelfth Amendment from (a) each of the Credit Parties, (b) the Banks constituting at least the Required Banks and (c) the New Bank.
4.2    Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Twelfth Amendment Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Banks (including the New Bank)).
4.3    Notes. The Administrative Agent shall have received duly executed Notes (or any amendment or restatement thereof, as the case may be) payable to each requesting Bank (including the New Bank) and its registered assigns in a principal amount equal to such requesting Bank’s Maximum Credit Amount as set forth on Schedule 1 to the Credit Agreement (as amended hereby).
4.4    KYC. The requesting Banks shall have received at least three (3) Business Days prior to the Twelfth Amendment Effective Date, to the extent requested in writing at least five (5) Business Days prior to the Twelfth Amendment Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” requirements pursuant to Anti-Terrorism Laws, including the Act.
4.5    Beneficial Ownership. If any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Bank that so requests shall have received a Beneficial Ownership Certification in relation to such Credit Party at least three (3) Business Days prior to the Twelfth Amendment Effective Date.
4.6    Administrative Questionnaire. The Administrative Agent shall have received an Administrative Questionnaire from the New Bank.
4.7    Reserve Report. The Administrative Agent shall have received the Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Credit Parties as of December 31, 2023 prepared by an Approved Petroleum Engineer, accompanied by a certificate covering the matters described in Section 8.12(c) of the Credit Agreement.
Notwithstanding anything to the contrary set forth in Section 12.02 of the Existing Credit Agreement or otherwise, the Administrative Agent is hereby authorized and directed to declare this Twelfth Amendment to be effective and the Twelfth Amendment Effective Date to have occurred on the date it receives the foregoing, to the reasonable satisfaction of the Administrative Agent, or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon the Banks (including the New Bank) and all other parties to the Credit Agreement for all purposes.

Section 5.Agreements by Existing Banks; Agreements by the New Bank; Reallocation.
5.1    Agreements by Existing Banks. Each Bank party to the Existing Credit Agreement immediately prior to giving effect to this Twelfth Amendment hereby agrees that, upon the effectiveness of this Twelfth Amendment, from and after the Twelfth Amendment Effective Date, such Bank shall (a) continue as a Bank as defined in, and for all purposes of, the Existing Credit Agreement, as amended hereby, and the other Loan Papers and shall continue to have all of the rights of a Bank under and as defined therein in all respects and (b) have the Maximum Credit Amount, Elected Revolving Commitment and Applicable Revolving Commitment Percentage in the amount shown opposite its name on Schedule 1 to the Credit Agreement (as amended hereby).

5.2    New Bank. Effective as of the Twelfth Amendment Effective Date, the New Bank hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bank thereunder and under each and every other Loan Paper to which any Bank is required to be bound by the Credit Agreement, to the same extent as if the New Bank were an original signatory thereto. The New Bank hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Bank represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Twelfth Amendment, to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Twelfth Amendment and to become a Bank on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (c) from and after the Twelfth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Papers and have the rights and obligations of a Bank thereunder. The New Bank hereby agrees that upon the effectiveness of this Twelfth Amendment, from and after the Twelfth Amendment Effective Date, it shall have the Maximum Credit Amount, Elected Revolving Commitment and Applicable Revolving Commitment Percentage in the amount shown opposite its name Schedule 1 to the Credit Agreement (as amended hereby).
5.3    Reallocation. After giving effect to this Twelfth Amendment and any Borrowings made on the Twelfth Amendment Effective Date, (a) each Bank (including the New Bank) who holds Revolving Loans in an aggregate amount less than its Applicable Revolving Commitment Percentage of all Revolving Loans shall advance new Revolving Loans which shall be disbursed to the Administrative Agent and used to repay Revolving Loans outstanding to each Bank who holds Revolving Loans in an aggregate amount greater than its Applicable Revolving Commitment Percentage of all Revolving Loans, including with respect to portions of any outstanding SOFR Loans which SOFR Loans shall otherwise remain outstanding through the last day of the Interest Period applicable thereto unless repaid prior thereto by the Borrower after giving effect to the adjustments described in this Section 5.3; provided, that in no event shall any such advance, disbursement or other adjustment be considered an extinguishment, novation or retirement of the Obligations under the Existing Credit Agreement (as amended hereby) or any other Loan Paper, (b) each Bank’s (including the New Bank’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Revolving Commitment Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Bank (including the New Bank) equals its Applicable Revolving Commitment Percentage of the Aggregate Revolving Credit Exposures of all Banks (including the New Bank) and (d) upon request by each applicable Bank, the Borrower shall be required to make any break funding payments owing to such Bank that are required under Section 5.02 of the Credit Agreement as a result of the Revolving Loans and adjustments described in this Section 5.3.
Section 6.Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, (b) no Default or Event of Default exists under the Loan Papers or will, after giving effect to this Twelfth Amendment, exist under the Loan Papers and (c) since December 31, 2023, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.
Section 7.Miscellaneous.
7.1    Confirmation and Effect. The provisions of the Existing Credit Agreement (as amended by this Twelfth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Twelfth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
7.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Twelfth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) in the case of each Guarantor, agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Twelfth Amendment has been duly authorized by all necessary corporate or company action of such Credit Party, (ii) this Twelfth Amendment constitutes a valid and binding agreement of such Credit Party, and (iii) this Twelfth Amendment is enforceable against such Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Twelfth Amendment.
7.3    Counterparts. This Twelfth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Twelfth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
7.4    No Oral Agreement. This written Twelfth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
7.5    Governing Law. This Twelfth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
7.6    Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Twelfth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
7.7    Severability. Any provision of this Twelfth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.8    Successors and Assigns. This Twelfth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.9    Loan Paper. This Twelfth Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.
7.10    Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed effective as of the date first written above.

BORROWER:		VITAL ENERGY, INC.

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Executive Vice President and Chief
Financial Officer

GUARANTORS:		VITAL MIDSTREAM SERVICES, LLC

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Executive Vice President and Chief
Financial Officer

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Managing Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Ajay Prakash
Name:	Ajay Prakash
Title:	Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

MIZUHO BANK, LTD.,
as a Bank

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

TRUIST BANK,
as a Bank

By:	/s/ Farhan Iqbal
Name:	Farhan Iqbal
Title:	Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Cameron Breitenbach
Name:	Cameron Breitenbach
Title:	Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as a Bank

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
successor to BBVA USA,
as a Bank

By:	/s/ Anvar Musayev
Name:	Anvar Musayev
Title:	Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

BOKF, NA DBA BANK OF OKLAHOMA,
as a Bank

By:	/s/ Tyler Thalken
Name:	Tyler Thalken
Title:	Senior Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

COMERICA BANK,
as a Bank

By:	/s/ Isabel Araujo
Name:	Isabel Araujo
Title:	Assistant Vice President

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. dba
AMEGY BANK,
as a Bank

By:	/s/ Matt Lang
Name:	Matt Lang
Title:	Senior Vice President - Amegy Division

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL
ASSOCIATION,
as the New Bank

By:	/s/ Thomas Kleiderer
Name:	Thomas Kleiderer
Title:	Managing Director

Signature Page to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

ANNEX A

Amended Credit Agreement

[See Attached]

Annex A to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement

Schedule 1
MAXIMUM CREDIT AMOUNTS AND ELECTED REVOLVING COMMITMENTS

Bank	Maximum Credit Amount	Elected Revolving Commitment	Applicable Revolving Commitment Percentage
Wells Fargo Bank, N.A.	$288,888,888.92	$130,000,000.00	9.629629630%
Bank of America, N.A.	$283,333,333.35	$127,500,000.00	9.444444444%
Mizuho Bank, LTD.	$283,333,333.35	$127,500,000.00	9.444444444%
Truist Bank	$283,333,333.35	$127,500,000.00	9.444444444%
Capital One, National Association	$272,222,222.24	$122,500,000.00	9.074074074%
Citibank, N.A.	$272,222,222.24	$122,500,000.00	9.074074074%
KeyBank National Association	$272,222,222.24	$122,500,000.00	9.074074074%
PNC Bank, National Association, successor to BBVA USA	$272,222,222.24	$122,500,000.00	9.074074074%
U.S. Bank National Association	$272,222,222.24	$122,500,000.00	9.074074074%
Fifth Third Bank, National Association	$222,222,222.01	$100,000,000.00	7.407407407%
BOKF, NA dba Bank of Oklahoma	$111,111,111.13	$50,000,000.00	3.703703704%
Comerica Bank	$88,888,888.90	$40,000,000.00	2.962962963%
Zions Bancorporation, N.A., dba Amegy Bank	$77,777,777.79	$35,000,000.00	2.592592593%
Total:	$3,000,000,000.00	$1,350,000,000.00	100.000000000%

Schedule 1 to Twelfth Amendment to
Fifth Amended and Restated Credit Agreement